Exhibit 1

VISTA ENERGY, S.A.B. DE C.V.

Unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

VISTA ENERGY, S.A.B. DE C.V.

Unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

TABLE OF CONTENTS

•	Unaudited interim condensed consolidated statements of profit or loss and other comprehensive income for the years and for the three-month periods ended December 31, 2025 and 2024

•	Unaudited interim condensed consolidated statements of financial position as of December 31, 2025 and 2024

•	Unaudited interim condensed consolidated statements of changes in equity for the years ended December 31, 2025 and 2024

•	Unaudited interim condensed consolidated statements of cash flows for the years and for the three-month periods ended December 31, 2025 and 2024

•	Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years ended December 31, 2025 and 2024

VISTA ENERGY, S.A.B. DE C.V.

Unaudited interim condensed consolidated statements of profit or loss and other comprehensive income for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars)

	Notes	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Revenue from contracts with customers	4	2,474,197	1,647,768	719,064	471,318
Cost of sales:
Operating costs	5.1	(186,945)	(116,526)	(50,805)	(36,556)
Crude oil stock fluctuation	5.2	1,046	1,720	(3,195)	3,913
Royalties and others	5.3	(345,349)	(243,950)	(94,281)	(73,896)
Depreciation, depletion and amortization	11/12/13	(738,903)	(437,699)	(225,095)	(139,618)
Other non-cash costs related to the transfer of conventional assets	15	(29,016)	(33,570)	(4,998)	(8,521)

Gross profit		1,175,030	817,743	340,690	216,640

Selling expenses	6	(218,072)	(140,334)	(81,783)	(62,527)
General and administrative expenses	7	(147,709)	(108,954)	(52,619)	(35,207)
Exploration expenses		(578)	(138)	(90)	(102)
Other operating income	8.1	512,793	54,127	8,509	6,467
Other operating expenses	8.2	(32,382)	(1,261)	(1,948)	(64)
Impairment of long-lived assets	2.4.1	(38,252)	4,207	—	4,207

Operating profit		1,250,830	625,390	212,759	129,414

Income (loss) from investments in associates	17	(5,214)	—	(1,468)	—
Interest income	9.1	10,594	4,535	1,661	1,375
Interest expense	9.2	(163,356)	(62,499)	(50,096)	(25,361)
Other financial income (expense)	9.3	(88,183)	23,401	(24,462)	19,259

Financial income (expense), net		(240,945)	(34,563)	(72,897)	(4,727)

Profit before income tax		1,004,671	590,827	138,394	124,687

Current income tax (expense)	14	(241,657)	(426,288)	(91,930)	(106,897)
Deferred income tax (expense) benefit	14	(43,951)	312,982	39,231	75,981

Income tax (expense)		(285,608)	(113,306)	(52,699)	(30,916)

Profit for the year / period, net		719,063	477,521	85,695	93,771

Other comprehensive income
Other comprehensive income that shall not be reclassified to profit (loss) in subsequent periods
- Profit (loss) from actuarial remeasurement related to employee benefits	25	36	(10,200)	1,937	4,683
- Deferred income tax (expense) benefit	14	(13)	3,570	(678)	(1,639)

Other comprehensive income for the year / period		23	(6,630)	1,259	3,044

Total comprehensive profit for the year / period		719,086	470,891	86,954	96,815

Earnings per share
Basic (in US Dollars per share)	10.1	7.015	4.979	0.822	0.985
Diluted (in US Dollars per share)	10.2	6.707	4.633	0.787	0.913

Notes 1 through 31 are an integral part of these unaudited interim condensed consolidated financial statements.

VISTA ENERGY, S.A.B. DE C.V.

Unaudited interim condensed consolidated statements of financial position as of December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars)

	Notes	As of December 31, 2025	As of December 31, 2024
Assets
Noncurrent assets
Property, plant and equipment	11	5,543,032	2,805,983
Goodwill	12	22,576	22,576
Other intangible assets	12	18,485	15,443
Right-of-use assets	13	153,283	105,333
Biological assets		15,855	10,027
Investments in associates	17	54,542	11,906
Trade and other receivables	15	373,026	205,268
Deferred income tax assets		36,514	3,565

Total noncurrent assets		6,217,313	3,180,101

Current assets
Inventories	18	9,457	6,469
Trade and other receivables	15	347,681	281,495
Cash, bank balances and other short-term investments	19	538,402	764,307

Total current assets		895,540	1,052,271

Total assets		7,112,853	4,232,372

Equity and liabilities
Equity
Capital stock	20.1	491,165	398,064
Other equity instruments		32,144	32,144
Legal reserve		8,233	8,233
Share-based payments		(32,765)	45,628
Share repurchase reserve	20.2	179,324	129,324
Other accumulated comprehensive income (losses)		(11,034)	(11,057)
Accumulated profit (losses)		1,844,527	1,018,877

Total equity		2,511,594	1,621,213

Liabilities
Noncurrent liabilities
Deferred income tax liabilities		298,664	64,398
Lease liabilities	13	88,451	37,638
Provisions	21	51,513	33,058
Borrowings	16.1	2,803,982	1,402,343
Employee benefits	25	16,226	15,968
Income tax liability		13,964	—
Trade and other payables	24	292,236	—

Total noncurrent liabilities		3,565,036	1,553,405

Current liabilities
Provisions	21	10,800	3,910
Lease liabilities	13	55,452	58,022
Borrowings	16.1	350,095	46,224
Salaries and payroll taxes	22	35,891	32,656
Income tax liability		120,910	382,041
Other taxes and royalties	23	43,945	47,715
Trade and other payables	24	419,130	487,186

Total current liabilities		1,036,223	1,057,754

Total liabilities		4,601,259	2,611,159

Total equity and liabilities		7,112,853	4,232,372

Notes 1 through 31 are an integral part of these unaudited interim condensed consolidated financial statements.

VISTA ENERGY, S.A.B. DE C.V.

Unaudited interim condensed consolidated statement of changes in equity for the year ended December 31, 2025

(Amounts expressed in thousands of US Dollars)

	Capital stock	Other equity instruments	Legal reserve	Share-based payments		Share repurchase reserve	Other accumulated comprehensive income (losses)	Accumulated profit (losses)	Total equity
Amounts as of December 31, 2024	398,064	32,144	8,233	45,628		129,324	(11,057)	1,018,877	1,621,213

Profit for the year, net	—	—	—	—		—	—	719,063	719,063
Other comprehensive income for the year	—	—	—	—		—	23	—	23

Total comprehensive income	—	—	—	—		—	23	719,063	719,086

Ordinary General Shareholders’ meeting on April 9, 2025:
Creation of share repurchase reserve (1)	—	—	—	—		50,000	—	(50,000)	—
Board of Directors’ Meeting on April 11, 2025:
Issuance of Serie A shares (2) (3)	299,687	—	—	—		—	—	—	299,687
Board of Directors’ Meeting on December 3, 2025:
Reduction of capital stock (3)	(156,587)	—	—	—		—	—	156,587	—
Share repurchase (3)	(50,000)	—	—	—		—	—	—	(50,000)
Share-based payments	1	—	—	(78,393	)(4)	—	—	—	(78,392)

Amounts as of December 31, 2025	491,165	32,144	8,233	(32,765)		179,324	(11,034)	1,844,527	2,511,594

(1)	See Note 20.2.
(2)	See Note 1.2.2 and 29.
(3)	See Note 20.1.
(4)	Including 55,989 of expenses (Note 7).

Notes 1 through 31 are an integral part of these unaudited interim condensed consolidated financial statements.

VISTA ENERGY, S.A.B. DE C.V.

Unaudited interim condensed consolidated statement of changes in equity for the year ended December 31, 2024

(Amounts expressed in thousands of US Dollars)

	Capital stock	Other equity instruments	Legal reserve	Share-based payments		Share repurchase reserve	Other accumulated comprehensive income (losses)	Accumulated profit (losses)	Total equity
Amounts as of December 31, 2023	517,874	32,144	8,233	42,476		79,324	(4,427)	571,391	1,247,015

Profit for the year, net	—	—	—	—		—	—	477,521	477,521
Other comprehensive income for the year	—	—	—	—		—	(6,630)	—	(6,630)

Total comprehensive income	—	—	—	—		—	(6,630)	477,521	470,891

Ordinary General Shareholders’ meeting on August 6, 2024:
Creation of share repurchase reserve (1)	—	—	—	—		50,000	—	(50,000)	—
Board of Directors’ meeting on December 5, 2024 :
Reduction of capital stock (2)	(19,965)	—	—	—		—	—	19,965	—
Share repurchase (2)	(99,846)	—	—	—		—	—	—	(99,846)
Share-based payments	1	—	—	3,152	(3)	—	—	—	3,153

Amounts as of December 31, 2024	398,064	32,144	8,233	45,628		129,324	(11,057)	1,018,877	1,621,213

(1)	See Note 20.2.
(2)	See Note 20.1.
(3)	Including 34,923 of expenses (Note 7).

Notes 1 through 31 are an integral part of these unaudited interim condensed consolidated financial statements.

VISTA ENERGY, S.A.B. DE C.V.

Unaudited interim condensed consolidated statements of cash flows for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars)

	Notes	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Cash flows from operating activities:
Profit for the year / period, net		719,063	477,521	85,695	93,771
Adjustments to reconcile net cash flows
Items related to operating activities:
Allowance for expected credit losses	6	44	—	—	—
Share-based payments	7	55,989	34,923	18,071	6,285
Net increase in provisions	8.2	2,507	1,261	794	64
Net changes in foreign exchange rate	9.3	144	453	15,006	(1,852)
Discount of assets and liabilities at present value	9.3	23,652	(933)	9,833	(1,341)
Discount for well plugging and abandonment	9.3	2,434	1,312	691	449
Income tax expense	14	285,608	113,306	52,699	30,916
Other non-cash costs related to the transfer of conventional assets	15	29,016	33,570	4,998	8,521
Employee benefits	25	788	489	196	266
Items related to investing activities:
Impairment of long-lived assets	2.4.1	38,252	(4,207)	—	(4,207)
Gain from Business Combination	8.1	(490,530)	—	—	—
Interest income	9.1	(10,594)	(4,535)	(1,661)	(1,375)
Changes in the fair value of financial assets	9.3	(18,471)	(14,120)	(4,364)	(7,103)
Depreciation and depletion	11/13	730,248	431,788	222,815	137,824
Amortization of intangible assets	12	8,655	5,911	2,280	1,794
Income (loss) from investment in associates	17	5,214	—	1,468	—
Items related to financing activities:
Interest expense	9.2	163,356	62,499	50,096	25,361
Amortized cost	9.3	7,880	1,649	54	589
Interest expense on lease liabilities	9.3	3,320	3,093	755	835
Other taxes interest	9.3	55,101	—	1,974	—
Other financial income (expense)	9.3	14,123	(14,855)	513	(10,836)
Changes in working capital:
Trade and other receivables		(221,134)	(210,622)	9,304	16,238
Inventories	5.2	(1,046)	(1,720)	3,195	(3,913)
Trade and other payables		(39,172)	112,380	(14,402)	81,622
Payments of employee benefits	25	(494)	(424)	(106)	(133)
Salaries and payroll taxes		(109,852)	(16,247)	10,339	4,581
Other taxes and royalties		(24,660)	(23,396)	(1,716)	(2,770)
Provisions	8.2	(1,600)	(751)	(962)	284
Income tax payment		(431,650)	(29,319)	(32,269)	(6,385)

Net cash flows provided by operating activities		796,191	959,026	435,296	369,485

VISTA ENERGY, S.A.B. DE C.V.

Unaudited interim condensed consolidated statements of cash flows for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars)

	Notes	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Cash flows from investing activities:
Payments for acquisitions of property, plant and equipment and biological assets		(1,455,411)	(1,052,530)	(339,162)	(306,486)
Interest received	9.1	10,594	4,535	1,661	1,375
Payments for acquisitions of other intangible assets	12	(11,720)	(11,328)	(7,958)	(6,190)
Proceeds from the transfer of conventional assets	15	5,734	10,734	—	—
Payments for investments in associates	17	(56,706)	(3,287)	(14,198)	(1,076)
Payment for Business Combination, net of cash acquired	29	(841,555)	—	—	—

Net cash flows (used in) investing activities		(2,349,064)	(1,051,876)	(359,657)	(312,377)

Cash flows from financing activities:
Proceeds from borrowings	16.2	2,838,173	1,320,897	618,256	835,880
Payment of borrowings principal	16.2	(1,173,623)	(470,351)	(367,591)	(339,704)
Payment of borrowings interest	16.2	(148,310)	(53,897)	(74,633)	(33,183)
Payment of borrowings cost	16.2	(17,935)	(7,631)	(47)	(6,194)
Payments of other taxes interest	9.3	(22,045)	—	(970)	—
Payments of other financial results	9.3	(7,948)	8,680	(513)	14,649
Payment of lease	13	(90,772)	(56,641)	(32,737)	(23,792)
Share repurchase	20.1	(50,000)	(99,846)	—	—

Net cash flow provided by financing activities		1,327,540	641,211	141,765	447,656

Net (decrease) increase in cash and cash equivalents		(225,333)	548,361	217,404	504,764
Cash and cash equivalents at beginning of year / period	19	755,610	209,516	314,700	249,062
Effect of exposure to changes in the foreign currency rate and other financial results of cash and cash equivalents		(4,093)	(2,267)	(5,920)	1,784
Net (decrease) increase in cash and cash equivalents		(225,333)	548,361	217,404	504,764

Cash and cash equivalents at end of year / period	19	526,184	755,610	526,184	755,610

Significant transactions that generated no cash flows
Acquisition of Vista Lach through the issuance of Serie A shares and an increase in trade and other payables	1.2.2 / 29	506,754	—	—	—
Acquisition of property, plant and equipment through increase in trade and other payables		282,362	341,448	282,362	341,448
Acquisition of property, plant and equipment through increase in trade and other payables, related to the Farmout Agreement	11	109,538	—	—	—
Changes in well plugging and abandonment with an impact in property, plant and equipment	11	5,397	23,325	3,629	13,167

Notes 1 through 31 are an integral part of these unaudited interim condensed consolidated financial statements.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

Note 1. Group information

1.1 Company general information

Vista Energy, S.A.B. de C.V. (“VISTA”, the “Company” or the “Group”), was organized as a variable-capital stock company on March 22, 2017, under the laws of the United Mexican States (“Mexico”). The Company adopted the public corporation or “Sociedad Anónima Bursátil de Capital Variable” (“S.A.B. de C.V.”) on July 28, 2017.

It is listed on the New York Stock Exchange (“NYSE”) under ticker symbol “VIST” as from July 26, 2019.

Its main office is located in City of Mexico, Mexico, at Mapfre Tower, Paseo de la Reforma Avenue 243, 18th floor, Colonia Cuauhtémoc, Alcaldía Cuauhtémoc, zip code 06500.

As of December 31, 2025 and 2024, the Company´s main activity, through its subsidiaries, is the exploration and production of crude oil and natural gas (“Upstream”).

Except as mentioned in Note 1.2 and Note 30, there were no significant changes in the Group’s structure and activities as from the date of issuance of the annual consolidated financial statements as of December 31, 2024.

1.2 Significant transactions for the year

1.2.1 Agreement signed with Trafigura Argentina S.A. (“Trafigura”) related to the joint investment agreements in Bajada del Palo Oeste area (“Farmout Agreement”)

On December 16, 2024, the Company, through its subsidiary Vista Energy Argentina S.A.U. (“Vista Argentina”), agreed to the assignment of Trafigura’s interest in the farmout agreements I and II in its own favor (See Notes 29.2.1.1 and 29.2.1.2 of the annual consolidated financial statements as of December 31, 2024), effective as from January 1, 2025, at which time the Company holds rights to 100% of the production from the pads subject to the Farmout Agreement.

Under the Farmout Agreement, Vista Argentina will pay 128,000 to Trafigura in 48 monthly and consecutive installments through December 2028 (“purchase price”).

In addition, Vista Argentina and Trafigura signed a crude oil marketing agreement (“COMA”), which is effective since January 1, 2025, by virtue of which Vista Argentina will sell 10,000 m³ of crude oil per month to Trafigura. The amount payable by Trafigura under the COMA its offset with Vista Argentina’s obligations under the Farmout Agreement.

As a consequence of the Farmout Agreement, the Company recognized: (i) an account payable of 107,749 related to the purchase price at fair value; and (ii) a net asset addition of 78,454, including 80,243 in “Property, plant and equipment” under “Production wells and facilities” (Note 11). Finally, the Company recognized an “Oil and gas properties” for 29,295 (Note 11).

As of December 31, 2025, Vista Argentina had offset an amount of 28,000 against the liability under the Farmout Agreement.

1.2.2 Acquisition of Petronas E&P Argentina S.A. (“PEPASA” currently Vista Energy Lach S.A. “Vista Lach”)

On April 15, 2025, the Company, through its subsidiary Vista Argentina, acquired the 100% of the capital stock of PEPASA, which holds a 50% working interest in La Amarga Chica unconventional concession (“LACh”), located in the Province of Neuquén, Argentina, from Petronas Carigali Canada B.V. and Petronas Carigali International E&P B.V. (the “Transaction”).

Under the terms of the Transaction, the total consideration amounted to 1,406,441, broken down as follows: (i) 899,687 paid in cash on the Transaction date; (ii) 299,687 paid through the transfer of 7,297,507 American Depositary Shares representing an identical number of Vista´s Serie A shares (“ADSs”) which are subject to lock-up restrictions, and (iii) a liability assumed with a nominal value of 300,000, to be settled in cash, with 50% due on April 15, 2029, and the remainder 50% due on April 15, 2030, without accruing interest (“liability assumed”). As of the Transaction date, the present value of the assumed liability amounts to 207,067.

For further information see Note 29.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

Note 2. Basis of preparation and material accounting policies

2.1 Basis of preparation and presentation

These unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024, and for the years and for the three-month periods ended December 31, 2025 and 2024 were prepared in accordance with the International Accounting Standard (“IAS”) 34 – “Interim Financial Reporting”, issued by the International Accounting Standards Board (“IASB”). The Company prepared its interim financial statements on a condensed basis pursuant to IAS 34. Certain explanatory notes are included to describe the events and transactions that are relevant to understand the changes in the financial position as of December 31, 2025, and the results of operations for the year and for the three-month period ended December 31, 2025. Therefore, these interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements and should be read together with the annual consolidated financial statements as of December 31, 2024.

These unaudited interim condensed consolidated financial statements were prepared using the same accounting policies as used in preparing the Company’s annual consolidated financial statements as of December 31, 2024. They were prepared on a historical cost basis, except for certain financial assets and liabilities that were measured at fair value.

The figures contained herein are stated in US Dollars (“USD”) and are rounded to the nearest thousand, unless otherwise stated.

These unaudited interim condensed consolidated financial statements were approved for publication by the Board of Directors on February 25, 2026 and the subsequent events through that date are considered (Note 30).

2.2 New effective accounting standards, amendments and interpretations issued by the IASB adopted by the Company

The Group has not early adopted any standard, interpretation or amendment that has been issued but is not yet effective.

None of the accounting pronouncements applicable after December 31, 2024, and as of the date of these interim condensed consolidated financial statements had a material effect on the Company’s financial condition or result of its operations.

2.3 Basis of consolidation

These unaudited interim condensed consolidated financial statements contain the financial statements of the Company and its subsidiaries. Except as mentioned in Note 1.2 and Note 30, there were no other significant changes in interest in Company subsidiaries during the year ended December 31, 2025.

2.4 Summary of material accounting policies

2.4.1 Impairment of goodwill and property, plant and equipment, right-of-use assets and other intangible assets (“long-lived assets”) other than goodwill

Long-lived assets are tested for impairment at the lowest level in which there are separately identifiable cash flows largely independent of the cash flows of other Cash Generating Units (“CGUs”).

The Company conducts its impairment test of long-lived assets when there is an indication that the carrying amount may be impaired. Moreover, Goodwill is tested every December. The Company bases the impairment test on the calculation of value in use and reviews the relationship between the recoverable amount and the carrying amount of its assets.

As of December 31, 2025, the Company did not identify trigger events related to goodwill and long-lived assets other than goodwill in Argentina.

However, as of December 31, 2025, the Company identified trigger events related to the CGU in Mexico, as a consequence of the submission to the Secretariat of Energy (“SENER” by Spanish acronym) of the notice of irrevocable relinquishment of the entire CS-01 area made on November 6, 2025, which is pending of approval as of the date of these financial statements. Therefore, the Company performed an impairment test and recorded an impairment for the total assets of 38,252, which includes 38,229 related to “Property, plant and equipment” and 23 related to “Other intangible assets” (See Note 11 and 12).

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

As of December 31, 2024, the Company did not identify trigger events related to goodwill and long-lived assets other than goodwill in Argentina.

However, as of December 31, 2024, the Company identified reversal of trigger events related to the CGU in Mexico, mainly resulting from the recovery of the local price of natural gas. Therefore, the Company performed an impairment test and recorded a reversal of impairment of 4,207.

See Note 3.2.2 to the annual consolidated financial statements as of December 31, 2024.

2.4.2 Business combination

The acquisition method is used to book business combinations, regardless of whether equity instruments or other assets are acquired. The consideration transferred for these acquisitions comprises:

(i)	The fair value of transferred assets;

(ii)	The liabilities incurred to former owners of the acquired business;

(iii)	The equity interests issued by the Company;

(iv)	The fair value of any asset or liability from a contingent consideration arrangement; and

(v)	The fair value of any previously held equity interest in the subsidiary.

Identifiable assets acquired and liabilities assumed in a business combination are initially measured at fair values at the acquisition date.

The costs related to the acquisition are booked as incurred expenses. Goodwill is an excess of:

(i)	The consideration transferred; and

(ii)	The fair value of net identifiable assets acquired.

If the fair value of the acquiree’s net identifiable assets exceeds these amounts, before recognizing profit, the Company reassesses whether it has correctly identified all assets acquired and liabilities assumed, reviewing the procedures employed to measure the amounts to be recognized at the acquisition date. If the assessment still results in excess of the fair value of net assets acquired in relation to the total consideration transferred, gain from a bargain purchase is recognized directly in the consolidated statements of profit or loss and other comprehensive income, under “Gain from Business Combination” within “Other operating income”.

When the settlement of any cash consideration is deferred, the future amounts payable is discounted at their present value at the exchange date. The discount rate used is the entity’s incremental borrowing rate, being the rate at which a similar borrowing could be obtained under comparable terms and conditions.

Contingent consideration will be recognized at its fair value at the acquisition date. Contingent consideration is classified as equity or as a financial liability. The amounts classified as a financial liability are remeasured at fair value with changes in fair value through the consolidated statements of profit or loss and other comprehensive income. Contingent consideration classified as equity is not remeasured and its subsequent settlement is accounted for within equity.

When the Company acquires a business, it assesses the financial assets acquired and liabilities incurred in relation to its adequate classification and designation according to contractual terms, economic circumstances and relevant conditions as of the acquisition date.

Oil reserves and resources acquired that may be measured reliably are recognized separately at fair value upon the acquisition.

Other potential reserves, resources and rights, which fair values cannot be measured reliability, are not recognized separately but are considered part of goodwill.

If the business combination is performed in stages, the previously held equity interest in the acquiree is measured at acquisition-date fair value. Profit or loss from such remeasurement is recognized in the consolidated statements of profit or loss and other comprehensive income.

The Company has a maximum period of 12 months from the date of acquisition to finalize the acquisition accounting. When it is incomplete as of the end of the year in which the business combination takes place, the Company reports provisional amounts.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

As detailed in Note 1.2.2 and 29, during the year ended December 31, 2025 the Company recognized the acquisition of Vista Lach as a business combination (“Business Combination”).

2.5 Regulatory framework

A-	Argentina

2.5.1 Changes in the foreign exchange framework

During the year ended December 31, 2025, and to the date of issuance of these financial statements, the Central Bank of Argentina (“BCRA” by Spanish acronym) issues a series of regulatory aimed at easing certain foreign exchange restrictions, including:

(i) It introduced a currency band system under which the Argentine peso (“ARS”) to USD exchange rate in the free foreign exchange market (“MLC” by Spanish acronym) may fluctuate within a price floor and ceiling. These limits will be adjusted monthly based on the latest inflation indicators as from January 1, 2026;

(ii) Along with the Argentine government, it eliminated the Export Increase Program for settling exports (see Note 2.5.2 to the annual financial statements as of December 31, 2024);

(iii) It authorized dividend distribution to foreign shareholders for fiscal years beginning as from January 1, 2025, provided that these distributions related to distributable earnings obtained from realized earnings in annual financial statements;

(iv) It loosened the terms to pay foreign exchange transactions and access the free foreign exchange market to repay financial debts;

(v) It introduced exceptions to the foreign currency settlement system, and established that the funds deposited abroad from the issuance of debt securities are no longer computed as liquid external assets for purposes of foreign exchange restrictions, and;

(vi) It incorporated specific provisions for the repatriation of direct investments from nonresidents, enabling access to the MLC for the repatriation provided that certain regulatory requirements are met.

2.5.2 Gas market

2.5.2.1 Argentine promotion plan to stimulate natural gas production (“Gas IV Plan”)

On December 4, 2025, the Department of Energy (“SE” by Spanish acronym) granted the Company export quotas to Chile averaging 0.06 Mcm/d per year for the next 3 years (2026 through 2028).

For the years ended December 31, 2025, and 2024, the Company received a net amount of 4,646 and 3,839, respectively.

As of December 31, 2025 and 2024, the receivables related to such plan stand at 2,316 and 3,007, respectively (Note 15).

2.5.3 Presidential Decree No. 929/2013

The SE granted to the Company, through its subsidiary Vista Lach, the ownership of the benefits, under sections 6 and 7 of the Investment Promotion Regime for Hydrocarbon Production established by Presidential Decree No. 929/2013, as amended by Law No. 27,007. This regime grants as from March 2023, among others, a zero rate on export duties applicable to a specific percentage of LACh’s production.

Additionally, in December 2024, within the framework of this regime, BCRA Communiqué “A” 8155 implemented the free availability of foreign exchange proceeds from exports according to the percentages established under the regime.

Other than mentioned above, there have been no significant changes in Argentina’s regulatory framework for the year ended December 31, 2025 (see Note 2.5 to the annual consolidated financial statements as of December 31, 2024).

See Note 30 for information on subsequent events related to the regulatory framework in Argentina.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

B-	Mexico

2.5.4 Exploration and production activities regulatory framework

2.5.4.1 Energy Reform

On March 18, 2025, the Mexican government enacted a reform introducing new legislation related to: (i) the Law governing the State-Owned Public Company Law Petróleos Mexicanos (“Pemex”) and (ii) the Hydrocarbons Sector Law. This reform includes, among other measures, the following provisions:

(i) Hydrocarbon exploration and exploitation contracts previously signed with the Mexican State prior to the enactment of the new legal provisions will remain effective and will continue to be governed by the terms and conditions under which they were originally granted, pursuant to laws and provisions in effect upon execution;

(ii) The management of these contracts, along with the regulatory and oversight powers related to hydrocarbon exploration and extraction, have been fully centralized under Mexico’s SENER, which has assumed the roles and responsibilities of the former National Hydrocarbons Commission (“CNH”);

(iii) Regulations issued by regulatory authorities prior to the reform will remain in effect and continue to apply, provided they do not conflict with the new legislation;

(iv) Authorizations and permits previously granted to the upstream sector by the SENER, the CNH or the former Energy Regulatory Commission (“CRE”) will remain valid and retain their legal effect.

(v) The issuance, amendment, or termination of upstream sector authorizations or permits will now be subject to the public policy established by the Mexican State through the SENER;

(vi) All subsidiary production companies of Pemex have been merged into the latter. The agreements entered into by these dissolved companies will remain in force and continue to have the same effects under the originally agreed-upon terms and conditions.

Likewise, the exploration and extraction activities will be carried out under three methods:

(i) Allocations for own development, which will be exclusively owned by Pemex, making it the sole operator. However, Pemex may enter into service provision contracts with third parties, provided that such agreements aim to maximize productivity and profitability, and that the consideration is paid in cash.

(ii) Mixed-use development allocations, which may be granted by SENER. This plan allows private investment in projects operated by Pemex, provided that the latter maintains at least a 40% interest.

(iii) E&P agreements, which may be entered into by the SENER only in exceptional cases if Pemex either refuses or is unable to carry out hydrocarbon development under the aforementioned plans. These contracts may be service agreements, production- or profit-sharing agreements, or licensing agreements.

The Energy Reform also involved an administrative reorganization, under which the responsibilities of the CNH and the CRE were transferred to the SENER and the newly established National Energy Commission (“CNE”). The SENER will oversee the regulation of the upstream sector.

Market Regulations

In February 2025, the Executive signed a voluntary agreement with Mexican gas station owners to cap the price of regular gasoline at Mexican Peso (“MXN”) 24 per liter for an initial six-month period. This measure aims to alleviate financial pressure on consumers.

The import and export of oil byproducts, petrochemicals and hydrocarbons, as well as their sale within Mexico are regulated activities subject to permits issued by the SENER. At present, in onshore projects, private operators sell their entire hydrocarbon production domestically to Pemex.

Other than mentioned above, there have been no significant changes in Mexico’s regulatory framework during the year ended December 31, 2025 (see Note 2.5 to the annual consolidated financial statements as of December 31, 2024).

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

Note 3. Segment information

The Chief Operating Decision Maker (the “Committee” or “CODM”) is in charge of allocating resources and assessing the performance of the operating segment. It supervises operating profit (loss), and the performance of the indicators related to its oil and gas properties on an aggregate basis to make decisions regarding the location of resources, negotiate with international suppliers and determine the method for managing contracts with customers.

The CODM considers as a single segment the exploration and production of crude oil, natural gas and Liquefied Petroleum Gas (“LPG”) (including Exploration and Production commercial activities), through its own activities, subsidiaries and interests in joint operations and based on the nature of the business, customer portfolio and risks involved. The Company aggregated no segment as it has only one.

For the year ended December 31, 2025, the Company generated 99.71% and 0.29% of its revenues related to assets located in Argentina and Mexico, respectively. And for the year ended December 31, 2024, the Company generated 99.23% and 0.77% of its revenues related to assets located in Argentina and Mexico, respectively.

The accounting criteria used by the subsidiaries to measure profit or loss, assets and liabilities of the segments are consistent with those used in these unaudited interim condensed consolidated financial statements.

The following chart summarizes noncurrent assets per geographical area:

	As of December 31, 2025	As of December 31, 2024
Argentina	6,147,773	3,128,742
Mexico	69,540	51,359

Total noncurrent assets	6,217,313	3,180,101

Note 4. Revenue from contracts with customers

	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Goods sold	2,474,197	1,647,768	719,064	471,318

Total revenue from contracts with customers	2,474,197	1,647,768	719,064	471,318

Recognized at a point in time	2,474,197	1,647,768	719,064	471,318

4.1 Information broken down by revenue from contracts with customers

Type of products	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Revenues from crude oil sales	2,384,912	1,573,069	701,318	454,703
Revenues from natural gas sales	83,104	71,756	16,036	15,257
Revenues from LPG sales	6,181	2,943	1,710	1,358

Total revenue from contracts with customers	2,474,197	1,647,768	719,064	471,318

Distribution channels	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Exports of crude oil	1,494,529	807,526	468,227	262,152
Local crude oil	890,383	765,543	233,091	192,551
Local natural gas	71,228	51,898	13,614	11,328
Exports of natural gas	11,876	19,858	2,422	3,929
LPG sales	6,181	2,943	1,710	1,358

Total revenue from contracts with customers	2,474,197	1,647,768	719,064	471,318

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

Note 5. Cost of sales

5.1 Operating costs

	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Fees and compensation for services	115,185	62,006	30,620	20,470
Salaries and payroll taxes	34,108	27,310	10,047	7,526
Employee benefits	11,785	9,333	2,915	2,832
Easements and fees	6,604	3,288	1,488	876
Consumption of materials and spare parts	6,422	4,377	2,264	1,240
Transport	4,454	4,221	1,598	1,532
Other	8,387	5,991	1,873	2,080

Total operating costs	186,945	116,526	50,805	36,556

5.2 Crude oil stock fluctuation

	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Crude oil stock at beginning of the year/period (Note 18)	4,384	2,664	10,076	471
Increase from Business Combination (Note 29)	1,451	—	—	—
Less: Crude oil stock at end of the year/period (Note 18)	(6,881)	(4,384)	(6,881)	(4,384)

Total crude oil stock fluctuation	(1,046)	(1,720)	3,195	(3,913)

5.3 Royalties and others

	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Royalties	271,665	184,441	74,630	54,569
Export duties	73,684	59,509	19,651	19,327

Total royalties and others	345,349	243,950	94,281	73,896

Note 6. Selling expenses

	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Transport	114,587	88,257	28,634	47,018
Sea freight	29,840	—	29,840	—
Taxes, rates and contributions	28,344	24,960	7,418	6,368
Fees and compensation for services	26,070	15,481	11,239	6,208
Tax on bank account transactions	19,187	11,636	4,652	2,933
Allowances for expected credit losses	44	—	—	—

Total selling expenses	218,072	140,334	81,783	62,527

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

Note 7. General and administrative expenses

	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Share-based payments	55,989	34,923	18,071	6,285
Salaries and payroll taxes	42,570	37,587	11,388	10,403
Fees and compensation for services	21,440	13,377	6,779	4,227
Personal assets tax	10,018	8,016	11,122	8,132
Employee benefits	6,892	6,020	1,978	2,009
Taxes, rates and contributions	2,489	1,670	1,859	946
Institutional promotion and advertising	2,347	2,324	416	1,139
Other	5,964	5,037	1,006	2,066

Total general and administrative expenses	147,709	108,954	52,619	35,207

Note 8. Other operating income and expenses

8.1 Other operating income

	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Gain from Business Combination (1)	490,530	—	—	—
Gain from Exports Increase Program (2)	4,961	45,201	—	8,898
Other income	17,302	8,926	8,509	(2,431)

Total other operating income	512,793	54,127	8,509	6,467

(1)	See Note 1.2.2 and 29.
(2)

For the years ended December 31, 2025 and 2024, including 5,378 and 43,911 of gain, net of related costs, respectively (see Note 2.5.2 of the annual consolidated financial statements as of December 31, 2024).

8.2 Other operating expenses

	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Restructuring expenses (1)	(29,875)	—	(1,154)	—
(Provision for) materials and spare parts obsolescence (2)	(1,571)	(214)	(690)	(40)
(Provision for) contingencies (2)	(735)	(688)	(58)	33
(Provision for) environmental remediation (2)	(201)	(359)	(46)	(57)

Total other operating expenses	(32,382)	(1,261)	(1,948)	(64)

(1)	The Company booked restructuring expenses including payments, fees and transaction costs related to the changes in the Group´s structure.
(2)	These transactions did not generate cash flows. For the years ended December 31, 2025 and 2024, including 1,600 and 751, respectively, related to payments of contingencies.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

Note 9. Financial income (expense), net

9.1 Interest income

	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Financial interest	10,594	4,535	1,661	1,375

Total interest income	10,594	4,535	1,661	1,375

9.2 Interest expense

	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Borrowings interest (Note 16.2)	(163,356)	(62,499)	(50,096)	(25,361)

Total interest expense	(163,356)	(62,499)	(50,096)	(25,361)

9.3 Other financial income (expense)

	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Amortized cost (Note 16.2)	(7,880)	(1,649)	(54)	(589)
Net changes in foreign exchange rate	(144)	(453)	(15,006)	1,852
Discount of assets and liabilities at present value	(23,652)	933	(9,833)	1,341
Changes in the fair value of financial assets	18,471	14,120	4,364	7,103
Interest expense on lease liabilities (Note 13)	(3,320)	(3,093)	(755)	(835)
Discount for well plugging and abandonment	(2,434)	(1,312)	(691)	(449)
Other taxes interest (1)	(55,101)	—	(1,974)	—
Other (2)	(14,123)	14,855	(513)	10,836

Total other financial income (expense)	(88,183)	23,401	(24,462)	19,259

(1)	For the year ended December 31, 2025, including 22,045 of payments.
(2)	For the years ended December 31, 2025 and 2024, including (losses) and income for 6,175, respectively. These transactions did not generate cash flows

Note 10. Earnings per share

10.1 Basic

Basic earnings per share is calculated by dividing the Company’s profit by the weighted average number of ordinary shares outstanding during the year / period.

	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Profit for the year / period, net	719,063	477,521	85,695	93,771
Weighted average number of ordinary shares	102,499,637	95,906,449	104,269,588	95,223,600

Basic earnings per share	7.015	4.979	0.822	0.985

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

10.2 Diluted

Diluted earnings per share is calculated by dividing the Company’s profit by the weighted average number of ordinary shares outstanding during the year / period, plus the weighted average of dilutive potential ordinary shares.

Potential ordinary shares will be considered dilutive when their conversion to ordinary shares may reduce earnings per share or increase losses per share. They will be considered antidilutive when their conversion to ordinary shares may result in an increase in earnings per share or a reduction in loss per share.

The calculation of diluted earnings per share does not involve a conversion; the exercise or other issue of shares that may have an antidilutive effect on loss per share, or when the exercise price is higher than the average price of ordinary shares during the year / period, no dilution effect is booked, as diluted earnings per share is equal to basic earnings per share.

	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Profit for the year / period, net	719,063	477,521	85,695	93,771
Weighted average number of ordinary shares (1)	107,212,399	103,077,629	108,871,234	102,721,610

Diluted earnings per share	6.707	4.633	0.787	0.913

(1)	As of December 31, 2025, the Company has 104,299,705 outstanding shares that cannot exceed 106,078,535 shares.

Likewise, in accordance with IFRS accounting standards the average number of ordinary shares with a potential dilutive effect amount to 107,212,399.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

Note 11. Property, plant and equipment

The changes in property, plant and equipment for the year ended December 31, 2025 are as follows:

	Land and buildings	Vehicles, machinery, facilities, computer hardware and furniture and fixtures	Oil and gas properties		Production wells and facilities		Works in progress	Materials and spare parts	Total
Cost
Amounts as of December 31, 2024	8,264	54,066	500,908		3,216,787		191,207	89,085	4,060,317
Additions	—	—	—		5,397	(1)	1,172,098	153,008	1,330,503
Additions of Farmout Agreement (2)	—	—	29,295		80,243		—	—	109,538
Additions of Business Combination	—	867	570,092	(3)	1,043,763		385,249	55,546	2,055,517
Transfers	84	4,551	—		1,306,142		(1,149,562)	(161,215)	—
Disposals	—	(23)	—		(1,730)		—	—	(1,753)
Impairment of long-lived assets (4)	(6)	(549)	(20,295)		(21,997)		(2,182)	(226)	(45,255)

Amounts as of December 31, 2025	8,342	58,912	1,080,000		5,628,605		596,810	136,198	7,508,867

Accumulated depreciation
Amounts as of December 31, 2024	(232)	(21,463)	(101,791)		(1,130,848)		—	—	(1,254,334)
Depreciation	—	(7,179)	(70,769)		(640,709)		—	—	(718,657)
Disposals	—	23	—		107		—	—	130
Impairment of long-lived assets (4)	—	421	1,341		5,264		—	—	7,026

Amounts as of December 31, 2025	(232)	(28,198)	(171,219)		(1,766,186)		—	—	(1,965,835)

Net value

Amounts as of December 31, 2025	8,110	30,714	908,781		3,862,419		596,810	136,198	5,543,032

Amounts as of December 31, 2024	8,032	32,603	399,117		2,085,939		191,207	89,085	2,805,983

(1)	Related to the re-estimation of well plugging and abandonment. This transaction did not generate cash flows.
(2)	See Note 1.2.1.
(3)	Including 461,453 related to the acquisition of Vista Lach. See Note 1.2.2 and 29.
(4)	See Note 2.4.1.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

Note 12. Goodwill and other intangible assets

Below are the changes in goodwill and other intangible assets for the year ended December 31, 2025:

	Goodwill	Other intangible assets
Cost
Amounts as of December 31, 2024	22,576	35,724
Additions	—	11,720
Impairment of long-lived assets (1)	—	(365)

Amounts as of December 31, 2025	22,576	47,079

Accumulated amortization
Amounts as of December 31, 2024	—	(20,281)
Amortization	—	(8,655)
Impairment of long-lived assets (1)	—	342

Amounts as of December 31, 2025	—	(28,594)

Net value

Amounts as of December 31, 2025	22,576	18,485

Amounts as of December 31, 2024	22,576	15,443

(1)	See Note 2.4.1.

Note 13. Right-of-use assets and lease liabilities

The carrying amount of the Company’s right-of-use assets and lease liabilities, as well as the changes for the year ended December 31, 2025, are detailed below:

	Right-of-use assets			Total lease liabilities
	Land and Buildings	Facilities and machinery	Total
Amounts as of December 31, 2024	15,551	89,782	105,333	(95,660)
Additions of Business Combination (1)	499	—	499	(594)
Additions, net	836	124,395	125,231	(125,223)
Depreciation (2)	(844)	(76,936)	(77,780)	—
Payments	—	—	—	90,772
Interest expense (3)	—	—	—	(13,198)

Amounts as of December 31, 2025	16,042	137,241	153,283	(143,903)

(1)	See Note 1.2.2 and 29.
(2)	Including the depreciation of drilling services capitalized as “Works in progress” for 66,189.
(3)	Including drilling agreements capitalized as “Works in progress” for 9,878.

Short-term and low-value lease agreements were recognized under “General and administrative expenses” in the statements of profit or loss and other comprehensive income for 194 and 121 for the years ended December 31, 2025 and 2024, respectively.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

Note 14. Income tax

The most significant components of the income tax expense in the statements of profit or loss and other comprehensive income of these interim condensed consolidated financial statements are as follows:

	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Income tax
Current income tax	(241,657)	(426,288)	(91,930)	(106,897)
Deferred income tax	(43,951)	312,982	39,231	75,981

Income tax (expense) charged to statement of profit or loss	(285,608)	(113,306)	(52,699)	(30,916)

Deferred income tax charged to other comprehensive income	(13)	3,570	(678)	(1,639)

Total income tax (expense)	(285,621)	(109,736)	(53,377)	(32,555)

For the year ended December 31, 2025 and 2024, the Company’s effective rate was 28% and 19%, respectively. The differences between the effective and statutory rate mainly include: (i) the application of the tax adjustment for inflation in Argentina; (ii) the depreciation of the ARS with respect to the USD affecting the Company’s tax deductions of nonmonetary assets; (iii) the accumulative tax losses not recognized in the period; and (iv) the Gain from Business Combination (Note 8.1).

See Note 30 to the annual consolidated financial statements as of December 31, 2024.

Note 15. Trade and other receivables

	As of December 31, 2025	As of December 31, 2024
Noncurrent
Other receivables:
Prepayments, tax receivables and other:
Advance payments for transportation services (Note 27)	311,087	134,436
Receivables related to the transfer of conventional assets (1)	40,945	57,194
Prepaid expenses and other receivables	19,409	11,820
Income tax	785	—
Turnover tax	670	164

	372,896	203,614

Financial assets:
Loans to employees	130	411
Receivables from joint operations	—	1,243

	130	1,654

Total noncurrent trade and other receivables	373,026	205,268

Current
Trade:
Oil and gas accounts receivable (net of allowance for expected credit losses)	186,403	77,351

	186,403	77,351

Other receivables:
Prepayments, tax credits and other:
Value Added tax	77,160	90,704
Advance payments for transportation services (Note 27)	26,098	7,054
Receivables related to the transfer of conventional assets (1)	23,984	46,018
Income tax	9,283	4,431
Prepaid expenses and other receivables	7,253	9,322
Turnover tax	3,047	2,867

	146,825	160,396

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

	As of December 31, 2025	As of December 31, 2024
Financial assets:
Accounts receivable from third parties (2)	9,404	29,040
Gas IV Plan (Note 2.5.2.1)	2,316	3,007
Receivables from joint operations	1,368	5,586
Advances to directors and loans to employees	1,033	742
Balances with related parties (Note 26)	—	4,741
Other	332	632

	14,453	43,748

Other receivables	161,278	204,144

Total current trade and other receivables	347,681	281,495

(1)

Related to the agreement signed with Tango Energy Argentina S.A. (“Tango” formerly known as Petrolera Aconcagua Energía S.A.) connected with the transfer of conventional assets (“transfer of conventional assets”). For the years ended December 31, 2025 and 2024, the Company recognized 29,016 and 33,570 respectively, mainly related to the amortization of the account receivable, in the unaudited interim condensed consolidated statement of profit or loss under “Other non-cash costs related to the transfer of conventional assets”. Additionally, for the year ended December 31, 2025, and 2024, the Company received 5,734 and 10,734, respectively, related to the transfer of conventional assets (See Note 3.2.7 to the annual consolidated financial statements as of December 31, 2024).

(2)	As of December 31, 2024, includes 13,200 with Tango, related to the extension of the Concessions. (See Note 28.5 to the annual consolidated financial statements as of December 31, 2024).

Due to the short-term nature of current trade and other receivables, it carrying amount is considered similar to its fair value. The fair values of noncurrent trade and other receivables do not differ significantly from it carrying amounts either.

As of December 31, 2025, in general, accounts receivable has a 20-day term for sales of crude oil and a 51-day term for sales of natural gas and LPG.

The Company sets up a provision for trade receivables when there is information showing that the debtor is facing severe financial difficulties and that there is no realistic probability of recovery, for example, when the debtor goes into liquidation or files for bankruptcy proceedings. Trade receivables that are derecognized are not subject to compliance activities. The Company recognized an allowance for expected credit losses against all trade receivables that are 90 days past due because based on its history these receivables are generally not recovered.

As of December 31, 2025, and 2024, the provision for expected credit losses was recorded for 70 and 41 respectively.

As of the date of these interim condensed consolidated financial statements, maximum exposure to credit risk is related to the carrying amount of each class of accounts receivable.

Note 16. Financial assets and liabilities

16.1 Borrowings

	As of December 31, 2025	As of December 31, 2024
Noncurrent
Borrowings	2,803,982	1,402,343

Total noncurrent	2,803,982	1,402,343

Current
Borrowings	350,095	46,224

Total current	350,095	46,224

Total Borrowings	3,154,077	1,448,567

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

Below are the maturity dates of Company borrowings (excluding lease liabilities) and their exposure to interest rates:

	As of December 31, 2025	As of December 31, 2024
Fixed interest
Less than 1 year	322,766	45,381
From 1 to 2 years	348,369	185,356
From 2 to 5 years	392,044	404,395
Over 5 years	1,666,879	787,592

Total	2,730,058	1,422,724

Variable interest
Less than 1 year	27,329	843
From 1 to 2 years	105,677	25,000
From 2 to 5 years	291,013	—
Over 5 years	—	—

Total	424,019	25,843

Total Borrowings	3,154,077	1,448,567

See Note 16.4 for information on the fair value of the borrowings.

The carrying amounts of Vista Argentina’s and Vista Lach’s borrowings as of December 31, 2025 and 2024 are as follows:

i) Loans:

Company	Execution date	Currency	Principal	Interest	Annual rate		Maturity date	As of December 31, 2025		As of December 31, 2024
Santander International	January, 2021	USD	11,700	Fixed	1.80%		January, 2026	68	(1)	68	(1)
Santander International	July, 2021	USD	43,500	Fixed	2.05%		July, 2026	77	(1)	79	(1)
Santander International	January, 2022	USD	13,500	Fixed	2.45%		January, 2027	28	(1)	28	(1)
ConocoPhillips Company	January, 2022	USD	25,000	Variable	SOFR + 2.01	(2) %	September, 2026	25,734		25,843
Citibank N.A.	April, 2024	USD-linked (3)	45,000	Fixed	5.00%		April, 2026	20,108	(4)	20,009
Banco Patagonia S.A.	July, 2024	USD	548	Fixed	11.00%		January, 2025	—		144
Citibank N.A.	January, 2025	USD-linked (3)	25,000	Fixed	5.00%		April, 2026	25,160	(4)	—
Citibank N.A.	May, 2025	USD-linked (3)	40,000	Fixed	5.00%		May, 2027	40,143	(4)	—
Citibank N.A.	June, 2025	USD-linked (3)	10,000	Fixed	5.00%		May, 2027	10,037	(4)	—
Banco de Galicia y Buenos Aires S.A.U.	July, 2025	USD	100,000	Fixed	8.80%		July, 2030	100,927	(4)	—
Industrial and Commercial Bank of China S.A.U.	July, 2025	USD	50,000	Variable	SOFR + 4.00	(2) %	July, 2030	50,255	(4)	—
Itaú Unibanco S.A., Nassau Branch	July, 2025	USD	250,000	Variable	SOFR + 4.50	(2) %	July, 2030	246,931	(4)	—
Industrial and Commercial Bank of China S.A.U.	July, 2025	USD	100,000	Variable	SOFR + 4.00	(2) %	July, 2030	101,099	(4)	—
BBVA Argentina S.A.	December, 2025	USD	40,000	Fixed	3.50%		April, 2026	40,008		—

			Vista Argentina´s loans					660,575		46,171

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

Company	Execution date	Currency	Principal	Interest	Annual rate	Maturity date	As of December 31, 2025	As of December 31, 2024
Banco de Galicia y Buenos Aires S.A.U.	March, 2025	USD	30,000	Fixed	7.60%	March, 2026	31,836	—
Banco de Galicia y Buenos Aires S.A.U.	May, 2025	USD	30,000	Fixed	6.25%	January, 2026	410	—
Banco de Galicia y Buenos Aires S.A.U.	June, 2025	USD	20,000	Fixed	8.00%	January, 2026	20,912	—

			Vista Lach´s loans				53,158	—

					Total loans		713,733	46,171

ii) Corporate Bond (“ON” by by its Spanish acronym), issued by Vista Argentina, under the name “Programa de Notas” approved by National Securities Commission in Argentina (“CNV” by its Spanish acronym).:

Instrument	Execution date	Currency	Principal	Interest	Annual rate	Maturity date	As of December 31, 2025		As of December 31, 2024
ON XII	August, 2021	USD-linked (3)	100,769	Fixed	5.85%	August, 2031	87,233		97,467
ON XV	December, 2022	USD	13,500	Fixed	4.00%	January, 2025	—		13,539
ON XVI	December, 2022	USD-linked (3)	104,236	Fixed	0.00%	June, 2026	104,151		103,954
ON XVII	December, 2022	USD-linked (3)	39,118	Fixed	0.00%	December, 2026	39,064		37,805	(5)
ON XVIII	March, 2023	USD-linked (3)	118,542	Fixed	0.00%	March, 2027	118,319		115,657	(5)
ON XIX	March, 2023	USD-linked (3)	16,458	Fixed	1.00%	March, 2028	16,432		16,414
ON XX	June, 2023	USD	13,500	Fixed	4.50%	July, 2025	—		13,477
ON XXI	August, 2023	USD-linked (3)	70,000	Fixed	0.99%	August, 2028	69,899		67,170	(5)
ON XXII	December, 2023	USD	14,669	Fixed	5.00%	June, 2026	14,726		14,657
ON XXIII	March, 2024	USD	92,203	Fixed	6.50%	March, 2027	73,463	(5)	73,291	(5)
ON XXIV	May, 2024	USD	46,562	Fixed	8.00%	May, 2029	46,942		46,860
ON XXV	July, 2024	USD-linked (3)	53,195	Fixed	3.00%	July, 2028	53,239		53,111
ON XXVI	October, 2024	USD	150,000	Fixed	7.65%	October, 2031	151,747		151,573
ON XXVII	December, 2024	USD	600,000	Fixed	7.63%	December, 2035	597,954	(4)	597,421	(4)
ON XXVIII	March, 2025	USD	92,414	Fixed	7.50%	March, 2030	94,038		—
ON XXIX	June, 2025	USD	900,000	Fixed	8.50%	June, 2033	899,341	(4)	—
ON XXX	October, 2025	USD	73,256	Fixed	6.00%	April, 2027	73,796		—

						Total ONs	2,440,344		1,402,396

					Total Borrowings		3,154,077		1,448,567

(1)	As of December 31, 2025 and 2024, it includes 24,350 of collateralized capital. The carrying amount corresponds to interest.
(2)	Secured Overnight Financing Rate (“SOFR”).
(3)	Subscribed in USD, payable in ARS at the exchange rate applicable on maturity date.
(4)

Includes the Company’s obligation to comply with certain financial ratios and debt service coverage requirements (the “covenants”). Non-compliance with these covenants could restrict the ability of the Company and its subsidiaries to, among other things, pay dividends, provide guarantees, incur additional indebtedness, or dispose of material assets. As of December 31, 2025, the Company was in compliance with all financial covenants and other commitments associated with such borrowings and ON.

(5)

As of December 31, 2025, the carrying amount of ON XXIII include 20,000 ONs repurchased by the Company, and as of December 31, 2024, the carrying amounts of ONs XVII; XVIII; XXI and XXIII include 1,200; 2,500; 2,650 and 20,000, respectively, of ONs repurchased by the Company.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

See Note 30 for information on subsequent events.

Under the aforementioned program, Vista Argentina may list ON in Argentina for a total principal up to 3,000,000 or its equivalent in other currencies at any time.

16.2 Changes in liabilities from financing activities

Changes in the borrowings were as follows:

	As of December 31, 2025	As of December 31, 2024
Amounts at beginning of year	1,448,567	616,055
Proceeds from borrowings	2,838,173	1,320,897
Proceeds from borrowings of Business Combination (Note 29)	50,505	—
Payment of borrowings principal	(1,173,623)	(470,351)
Payment of borrowings interest	(148,310)	(53,897)
Payment of borrowings cost	(17,935)	(7,631)
Borrowings interest (1) (Note 9.2)	163,356	62,499
Amortized cost (1) (Note 9.3)	7,880	1,649
Changes in foreign exchange rate (1)	(14,536)	(20,654)

Amounts at end of year	3,154,077	1,448,567

(1)	These transactions did not generate cash flows.

16.3 Financial instruments by category

The following chart includes the financial instruments broken down by category:

As of December 31, 2025	Financial assets / liabilities at amortized cost	Financial assets / liabilities at fair value	Total financial assets / liabilities
Assets
Plan assets (Note 25)	—	1,865	1,865
Trade and other receivables (Note 15)	130	—	130

Total noncurrent financial assets	130	1,865	1,995

Cash, bank balances and other short-term investments (Note 19)	90,414	109,433	199,847
Trade and other receivables (Note 15)	200,856	—	200,856

Total current financial assets	291,270	109,433	400,703

Liabilities
Borrowings (Note 16.1)	2,803,982	—	2,803,982
Trade and other payables (Note 24)	292,236	—	292,236
Lease liabilities (Note 13)	88,451	—	88,451

Total noncurrent financial liabilities	3,184,669	—	3,184,669

Borrowings (Note 16.1)	350,095	—	350,095
Trade and other payables (Note 24)	419,130	—	419,130
Lease liabilities (Note 13)	55,452	—	55,452

Total current financial liabilities	824,677	—	824,677

As of December 31, 2024	Financial assets / liabilities at amortized cost	Financial assets / liabilities at fair value	Total financial assets / liabilities
Assets
Trade and other receivables (Note 15)	1,654	—	1,654

Total noncurrent financial assets	1,654	—	1,654

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

As of December 31, 2024	Financial assets / liabilities at amortized cost	Financial assets / liabilities at fair value	Total financial assets / liabilities
Cash, bank balances and other short-term investments (Note 19)	119,841	124,065	243,906
Trade and other receivables (Note 15)	121,099	—	121,099

Total current financial assets	240,940	124,065	365,005

Liabilities
Borrowings (Note 16.1)	1,402,343	—	1,402,343
Lease liabilities (Note 13)	37,638	—	37,638

Total noncurrent financial liabilities	1,439,981	—	1,439,981

Borrowings (Note 16.1)	46,224	—	46,224
Trade and other payables (Note 24)	487,186	—	487,186
Lease liabilities (Note 13)	58,022	—	58,022

Total current financial liabilities	591,432	—	591,432

Below are income, expenses, profit, or loss from each category of financial instrument:

For the year ended December 31, 2025:

	Financial assets/liabilities at amortized cost	Financial assets/liabilities at fair value	Total financial assets / liabilities
Interest income (Note 9.1)	10,594	—	10,594
Interest expense (Note 9.2)	(163,356)	—	(163,356)
Amortized cost (Note 9.3)	(7,880)	—	(7,880)
Net changes in foreign exchange rate (Note 9.3)	(144)	—	(144)
Discount of assets and liabilities at present value (Note 9.3)	(23,652)	—	(23,652)
Changes in the fair value of financial assets (Note 9.3)	—	18,471	18,471
Interest expense on lease liabilities (Note 9.3)	(3,320)	—	(3,320)
Discount for well plugging and abandonment (Note 9.3)	(2,434)	—	(2,434)
Other taxes interests (Note 9.3)	(55,101)	—	(55,101)
Other (Note 9.3)	(14,123)	—	(14,123)

Total	(259,416)	18,471	(240,945)

For the year ended December 31, 2024:

	Financial assets/liabilities at amortized cost	Financial assets/liabilities at fair value	Total financial assets / liabilities
Interest income (Note 9.1)	4,535	—	4,535
Interest expense (Note 9.2)	(62,499)	—	(62,499)
Amortized cost (Note 9.3)	(1,649)	—	(1,649)
Net changes in foreign exchange rate (Note 9.3)	(453)	—	(453)
Discount of assets and liabilities at present value (Note 9.3)	933	—	933
Changes in the fair value of financial assets (Note 9.3)	—	14,120	14,120
Interest expense on lease liabilities (Note 9.3)	(3,093)	—	(3,093)
Discount for well plugging and abandonment (Note 9.3)	(1,312)	—	(1,312)
Other (Note 9.3)	14,855	—	14,855

Total	(48,683)	14,120	(34,563)

16.4 Fair value

This note includes information on the Company’s method for assessing the fair value of its financial assets and liabilities.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

16.4.1 Fair value of the Company’s financial assets and liabilities measured at fair value on a recurring basis

The Company classifies the measurements at fair value of financial instruments using a fair value hierarchy, which shows the relevance of the variables applied to carry out these measurements. The fair value hierarchy has the following levels:

- Level 1: quoted (unadjusted) prices in active markets for identical assets or liabilities.

- Level 2: data other than the quoted prices included in Level 1 that are observable for assets or liabilities, either directly (that is prices) or indirectly (that is derived from prices).

- Level 3: data on the asset or liability that are based on information that cannot be observed in the market (that is, non-observable data).

The following chart shows the Company’s financial assets measured at fair value as of December 31, 2025 and 2024:

As of December 31, 2025	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit or loss
Plan assets	1,865	—	—	1,865
Short-term investments	109,433	—	—	109,433

Total assets	111,298	—	—	111,298

As of December 31, 2024	Level 1	Level 2	Level 3	Total
Assets
Financial assets at fair value through profit or loss
Short-term investments	124,065	—	—	124,065

Total assets	124,065	—	—	124,065

The value of financial instruments traded in active markets is based on quoted market prices as of the date of these accompanying unaudited interim condensed consolidated financial statements. A market is considered active when quoted prices are available regularly through a stock exchange, a broker, a specific sector entity or regulatory agency, and these prices reflect regular and current market transactions between parties at arm’s length. The quoted market price used for financial assets held by the Company is the current offer price. These instruments are included in Level 1.

For financial instruments not traded in an active market, the fair value is determined using appropriate valuation techniques. These valuation techniques maximize the use of observable market data, when available, and minimize the use of Company’s specific estimates. Should all significant variables used to establish the fair value of a financial instrument be observable, the instrument is included in Level 2.

Should one or more variables used in determining the fair value not be observable in the market, the financial instrument is included in Level 3.

There were no transfers between Level 1, Level 2 and Level 3 from December 31, 2024, through December 31, 2025.

16.4.2 Fair value of financial assets and liabilities that are not measured at fair value (but require fair value disclosures)

Except for the information included in the following chart, the Company considers that the carrying amounts of financial assets and liabilities recognized in the interim condensed consolidated financial statements approximate to its fair values, as explained in the related notes.

As of December 31, 2025	Carrying amount	Fair value	Level
Liabilities
Borrowings	3,154,077	3,181,115	2

Total liabilities	3,154,077	3,181,115

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

16.5 Risk management objectives and policies concerning financial instruments

16.5.1 Financial risk factors

The Company’s activities are exposed to several financial risks: market risk (including exchange rate risk, interest rate risk and price risk), credit risk and liquidity risk.

Financial risk management is included in the Company’s global policies, and it adopts a comprehensive risk management policy focused on tracking risks affecting the entire Company. This strategy aims at striking a balance between profitability targets and risk exposure levels. Financial risks are derived from the financial instruments to which the Company is exposed during each period or as of every period-end.

The Company’s financial department, controls financial risk by identifying, assessing and covering financial risks. The risk management systems and policies are reviewed regularly to show the changes in market conditions and the Company’s activities.

The Company reviewed its exposure to financial risk factors and identified no significant changes in the risk analysis included in its annual consolidated financial statements as of December 31, 2024, except for the following:

16.5.1.1 Market risk

Exchange rate risk

The Company’s financial position and results of operations are sensitive to exchange rate changes between USD and ARS. As of December 31, 2025 and 2024, the Company performed foreign exchange currency transactions, and the impact in the results of the period is recognized in the consolidated statement of profit or loss in “Other financial income (expense)”.

Most Company revenues are denominated in USD, or the changes in sales follow the changes in USD listed price.

During the years ended December 31, 2025 and 2024, ARS depreciated by about 41% and 28%, respectively.

The following chart shows the sensitivity to a modification in the exchange rate of ARS to USD while maintaining the remainder variables constant. Impact on profit before taxes is related to changes in the fair value of monetary assets and liabilities denominated in currencies other than the USD, the Company’s functional currency. The Company’s exposure to changes in foreign exchange rates for the remainder currencies is immaterial.

	As of December 31, 2025	As of December 31, 2024
Changes in exchange rate:	+/- 10%	+/- 10%
Effect on profit or loss before income taxes	8,169 / (8,169)	38,108 / (38,108)
Effect on equity before income taxes	8,169 / (8,169)	38,108 / (38,108)

Interest rate risk

The purpose of interest rate risk management is to minimize finance costs and limit the Company’s exposure to interest rate increases.

Variable-rate indebtedness exposes the Company’s cash flows to interest rate risk due to potential volatility. Fixed-rate indebtedness exposes the Company to interest rate risk on the fair value of its liabilities as they could be considerably higher than variable rates. As of December 31, 2025 and 2024, about 13% and 2% of indebtedness was subject to variable interest rates, respectively.

For the years ended December 31, 2025, and 2024, the average interest rate for borrowings in ARS was 38.08%, and 41.98%, respectively.

For the years ended December 31, 2025, and 2024, the variable interest rate of borrowings denominated in USD stood at 7.97% and 7.42%, respectively.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

The Company expects to lessen its interest rate exposure by analyzing and assessing (i) the different sources of liquidity available in domestic and international financial and capital markets (if available); (ii) alternative (fixed or variable) interest rates, currencies and contractual terms available for companies in a sector, industry and risk similar to the Company’s; and (iii) the availability, access and cost of interest rate hedge contracts. Hence, the Company assesses the impact on profit or loss of each strategy on the obligations that represent the main positions to the main interest-bearing positions.

The Company considers that the risk of an increase in interest rates is low; therefore, it does not expect substantial debt risk.

For the years ended December 31, 2025 and 2024, the Company did not use derivative financial instruments to mitigate interest rate risks.

Note 17. Investments in associates

As of December 31, 2025, and 2024, the Company holds the following interests in associates:

Company	Equity interest			Income (loss) from investments in associates		Investments in associates
	As of December 31, 2025	As of December 31, 2024	Year ended December 31, 2025	Period from October 1, through December 31, 2025	As of December 31, 2025	As of December 31, 2024	Main activity
VX Ventures AenP	100%	100%	—	—	14,984	11,894	Holding company
VMOS S.A.	10.2%	14.1%	(5,214)	(1,468)	30,702	12	Midstream
Other	—	—	—	—	8,856	—	—

Total investments in associates			(5,214)	(1,468)	54,542	11,906

For the years ended December 31, 2025 and 2024, the Company made payments related to investment in associates for 56,706 and 3,287, respectively.

See Note 30 for information on subsequent events.

Note 18. Inventories

	As of December 31, 2025	As of December 31, 2024
Crude oil stock (Note 5.2)	6,881	4,384
Materials and spare parts	2,575	2,082
Assigned crude oil stock	1	3

Total inventories	9,457	6,469

Note 19. Cash, bank balances and other short-term investments

	As of December 31, 2025	As of December 31, 2024
Cash in banks	333,002	520,401
Mutual funds	102,768	115,368
Money market funds	90,414	119,841
Argentine government bonds	6,665	8,697
Other investments	5,553	—

Total cash, banks balances and other short-term investments	538,402	764,307

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

Cash and cash equivalents include cash on hand and at bank and investments maturing within 3 months. For the consolidated statement of cash flows purposes below is the reconciliation between cash, bank and short-term investments and cash and cash equivalents:

	As of December 31, 2025	As of December 31, 2024
Cash, bank balances and other short-term investments	538,402	764,307
Less
Argentine government bonds	(6,665)	(8,697)
Other investments	(5,553)	—

Cash and cash equivalents	526,184	755,610

Note 20. Equity

20.1 Capital stock

As of December 31, 2025, and 2024, the Company’s variable capital stock amounted to 491,165 and 398,064, represented by 104,299,705 and 95,285,453, respectively, of which: (i) 104,299,703 and 95,285,451 respectively, are fully subscribed and paid Series A shares with no face value, each entitled to one vote; and (ii) 2 are Series C shares for both years.

On April 11, 2025, through the Board of Directors’ Meeting, the Company approved an increase in the variable portion of its capital stock, as part of the consideration paid for the Transaction (Note 1.2.2 and Note 29), through the issuance of 7,297,507 Serie A shares, for a total amount of 299,687.

On December 3, 2025 and December 5, 2024, the Board of Directors Meeting approved the reduction of the variable portion of the Company’s capital stock of 156,587 and 19,965, respectively, for the absorption of accumulated losses as of October 31, 2025, and 2024, shown on the Company’s nonconsolidated financial statements. This transaction did not require the cancellation of Series A shares as they have no nominal value. Likewise, this operation did not generate any tax effect in Mexico.

For the years ended December 31, 2025 and 2024 the Company repurchased 1,213,371 and 2,081,198 Serie A shares for a total amount of 50,000 and 99,846, respectively.

Additionally, for the years ended December 31, 2025 and 2024, the Company issued 2,930,116 y 2,011,219 Series A shares in connection with the Long-Term Incentive Plan (“LTIP”) granted to its employees, respectively.

As of December 31, 2025 and 2024, the Company’s authorized capital includes 24,492,536 and 33,506,788 Series A ordinary shares, respectively, held in Treasury.

For further information see Note 21 to the annual consolidated financial statements as of December 31, 2024.

20.2 Share repurchase reserve

On April 9, 2025 and on August 6, 2024, through the Ordinary General Shareholders’ Meeting, the Company’s shareholders approved an increase of a fund to acquire own shares for 50,000, respectively, based on the Company’s nonconsolidated financial statements.

As of December 31, 2025 and 2024, the Company’s share repurchase reserve amounted to 179,324 and 129,324, respectively.

Note 21. Provisions

	As of December 31, 2025	As of December 31, 2024
Noncurrent
Well plugging and abandonment	51,279	31,026
Environmental remediation	234	2,032

Total noncurrent provisions	51,513	33,058

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

	As of December 31, 2025	As of December 31, 2024
Current
Contingencies	5,244	14
Well plugging and abandonment	3,178	1,412
Environmental remediation	2,378	2,484

Total current provisions	10,800	3,910

Note 22. Salaries and payroll taxes

	As of December 31, 2025	As of December 31, 2024
Current
Provision for bonuses and incentives	25,658	23,450
Salaries and social security contributions	10,233	9,206

Total current salaries and payroll taxes	35,891	32,656

Note 23. Other taxes and royalties

	As of December 31, 2025	As of December 31, 2024
Current
Royalties and others	28,662	26,008
Personal assets tax	11,122	8,132
Tax withholdings	2,936	12,497
Other	1,225	1,078

Total current other taxes and royalties	43,945	47,715

Note 24. Trade and other payables

	As of December 31, 2025	As of December 31, 2024
Noncurrent
Payables to third parties (1) (2)	292,236	—

Total other noncurrent accounts payables	292,236	—

Total noncurrent accounts payables	292,236	—

Current
Accounts payables:
Suppliers	399,373	435,768
Customer advances	—	37,651

Total current accounts payables	399,373	473,419

Other accounts payables:
Payables to third parties (2) (3)	19,236	13,200
Extraordinary fee for Gas IV Plan	425	415
Payables to partners of joint operations	96	152

Total other current accounts payables	19,757	13,767

Total current trade and other payables	419,130	487,186

(1)	As of December 31, 2025, mainly includes 222,749 in connection with the liability assumed for the acquisition of Vista Lach (Note 1.2.2 and 29).
(2)	As of December 31, 2025, includes 68,298 and 19,236 noncurrent and current payables to third parties, respectively, related to the Farmout Agreement mentioned in Note 1.2.1.
(3)	As of December 31, 2024, the Company had a payable for 13,200, related to the extension of the Concessions (See Note 28.5 to the annual consolidated financial statements as of December 31, 2024).

Other than mentioned above, due to the short-term nature of current trade and other payables, their carrying amount is deemed to be the same as its fair value. The carrying amount of noncurrent trade and other payable does not differ considerably from its fair value.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

Note 25. Employee benefits

The following chart summarizes net expense components and the changes in the liability for long-term employee benefits in the unaudited interim condensed consolidated financial statements:

	Year ended December 31, 2025	Year ended December 31, 2024	Period from October 1, through December 31, 2025	Period from October 1, through December 31, 2024
Cost of interest	(784)	(476)	(196)	(258)
Cost of services	(4)	(13)	—	(8)

Total	(788)	(489)	(196)	(266)

	As of December 31, 2025
	Present value of the obligation	Plan assets	Net liabilities
Amounts at beginning of year	(20,546)	4,578	(15,968)
Items classified as loss or profit
Cost of interest	(993)	209	(784)
Cost of services	(4)	—	(4)
Items classified in other comprehensive income
Actuarial remeasurement	184	(148)	36
Payment of contributions	1,840	(1,346)	494

Amounts at end of year	(19,519)	3,293	(16,226)

The fair value of plan assets as of every year end per category, is as follows:

	As of December 31, 2025	As of December 31, 2024
US government bonds	1,865	—
Cash and cash equivalents	1,428	4,578

Total	3,293	4,578

See Note 23 to the annual consolidated financial statements as of December 31, 2024.

Note 26. Related parties’ transactions and balances

There were no significant changes in related parties and relevant transactions during the year ended December 31, 2025 (See Note 27 to the annual consolidated financial statements as of December 31, 2024).

Note 2.3 to the annual consolidated financial statements as of December 31, 2024, provides information on the Company’s structure.

Note 27. Commitments and contingencies

The Company, through its subsidiary Vista Argentina and Vista Lach, made disbursements related to transportation commitments.

As of December 31, 2025 advance payments amounted to 337,185 as follow: (i) 206,358 related to the Duplicar Plus Project implemented by Oleoductos del Valle S.A. (“Duplicar”); (ii) 53,266 related to the project to expand the Puerto Rosales maritime terminal and pumping station implemented by Oiltanking Ebytem S.A. (“Oiltanking Project”); (iii) 45,301 related to the Transportation Service Agreement for Vaca Muerta Centro Pipeline (“VMOC” by Spanish acronym); and (iv) 32,260 related to the Transportation Service Agreement for Vaca Muerta Norte Pipeline (“VMON” by Spanish acronym).

As of December 31, 2024 advance payments amounted to 141,490 as follow: (i) 121,813 related to Duplicar; and (ii) 19,677 related to Oiltanking Project.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

See Notes 1.2.3.1; 28.1 and 28.2 to the annual consolidated financial statements as of December 31, 2024 for more information about the commitments.

There were no significant changes in commitments and contingencies for the year ended December 31, 2025 (See Notes 28 and 29 to the annual consolidated financial statements as of December 31, 2024).

Note 28. Tax regulations

There were no significant changes in Argentina’s and Mexico’s tax regulations during the year ended December 31, 2025 (See Note 30 to the annual consolidated financial statements as of December 31, 2024).

Note 29. Business Combination

As mentioned in Note 1.2.2, on April 15, 2025, the Company acquired 100% of the capital stock of Vista Lach, which was accounted as a business combination using the acquisition method, effective from the date when the Company obtained control of the acquiree.

Under the terms of the Transaction, the total consideration amounted to 1,406,441, broken down as follows: (i) 899,687 paid in cash on the Transaction date; (ii) 299,687 paid through the transfer of 7,297,507 ADSs, and (iii) the liability assumed with a nominal value of 300,000, to be settled in cash, with 50% due on April 15, 2029, and the remainder 50% due on April 15, 2030, without accruing interest. As of the Transaction date, the present value of the assumed liability amounts to 207,067.

The fair value of identifiable assets and liabilities as of the settlement date was determined pursuant to IFRS 3 as follows:

As of March 31, 2025
Property, plant and equipment	2,055,517
Right-of-use assets	499
Trade and other receivables	321,086
Inventories	1,451
Cash, bank balances and other short-term investments	58,132

Total assets acquired	2,436,685

Provisions	24,064
Lease liabilities	594
Borrowings	50,505
Deferred income tax liabilities (1)	157,353
Salaries and payroll taxes	562
Income tax liability	111,554
Other taxes and royalties	12,167
Trade and other payables	182,915

Total liabilities assumed	539,714

Total net assets measured at fair value	1,896,971

(1)	Includes a net deferred income tax liability of 194,035 mainly related to the amount recognized in “Oil and gas property”.

As of March 31, 2025
Cash consideration	(899,687)
Cash and cash equivalent acquired	58,132

Payment for Business Combination, net of cash acquired	(841,555)

As a consequence of the acquisition, the Company recorded: (i) net assets for 1,629,553 related to the book value of the assets and liabilities acquired as of March 31, 2025; (ii) an “Oil and gas properties” for 461,453 within “Property, plant and equipment” (Note 11); and (iii) a deferred income tax liabilities for 194,035, mainly related to the recognized of “Oil and gas properties”.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

Finally, as result of the difference between the consideration paid and the net assets identifiable, the Company recognized a gain for 490,530, booked in “Gain from Business Combination” within “Other operating income” (Note 8.1). As of December 31, 2025, the Company reassessed the values assigned to the assets acquired and liabilities assumed, as well as the valuation method applied, and confirmed that the amounts and criteria applied were appropriate.

The Company applied a discounted cash flow method to estimate the fair value of the oil and gas properties acquired. Significant inputs to the valuation of oil and gas properties include discount rates, production profiles, reserves and commodity future prices.

Since Vista Lach issues monthly financial information, the Company has considered the identifiable assets and liabilities as of March 31, 2025. Had the purchase price been allocated as from April 15, 2025, it wouldn’t have differed significantly.

As from acquisition date, Vista Lach contributed 669,269 in revenue from contracts with customers and 302,962 to the Company’s profit before income tax. Had the Business Combination occurred as from January 1, 2025, revenue from contracts with customers from continuing operations would have amounted to 2,690,432, and the Company’s profit before income tax from the continuing operations would have stood at 1,120,752.

Note 30. Subsequent events

The Company assessed events subsequent to December 31, 2025, to determine the need of a potential recognition or disclosure in these interim condensed consolidated financial statements. The Company assessed such events through February 25, 2026, date in which these financial statements were made available for issue:

•

On January 5, 2026, Vista Argentina paid interest for an amount of 11,234 corresponding to loan agreements signed with Industrial and Commercial Bank of China S.A.U., Itaú Unibanco S.A., Nassau Branch and Banco de Galicia y Buenos Aires S.A.U. and Industrial and Commercial Bank of China S.A.U. in July 2025.

•	On January 5, 2026, Vista Argentina paid interest for an amount of 111 corresponding to loan agreements signed with Banco Santander International in July 2021 and January 2022.

•	On January 8, 2026, Vista Argentina paid interest for an amount of 402 corresponding to ON XXV.

•	On January 9, 2026, Vista Lach paid principal and interest for an amount of 415 corresponding to loan agreement signed with Banco de Galicia y Buenos Aires S.A.U. in May 2025.

•	On January 12, 2026, Vista Argentina signed a loan agreement with Banco Ciudad de Buenos Aires, for an amount of 28,500, at an annual interest rate of 3.30% and an expiration date in July 2026.

•	On January 12, 2026, Vista Argentina signed a loan agreement with BBVA Argentina S.A., for an amount of 11,500, at an annual interest rate of 3.50% and an expiration date in April 2026.

•	On January 13, 2026, Vista Argentina paid interest for an amount of 789 corresponding to loan agreements signed with ConocoPhillips Company.

•	On January 15, 2026, Vista Argentina paid interest for an amount of 1,108 corresponding to ON XXX.

•	On January 16, 2026, Vista Lach paid principal and interest for an amount of 20,982 corresponding to loan agreement signed with Banco de Galicia y Buenos Aires S.A.U. in June 2025.

•

On January 16, 2026, Vista Lach paid interest for an amount of 1,936 corresponding to loan agreement signed with Banco de Galicia y Buenos Aires S.A.U. in March 2025, extending its maturity to July 2026, at an interest rate of 5.25%.

•	On January 20, 2026, Vista Argentina paid principal and interest for an amount of 4,022 corresponding to loan agreement signed with Banco Santander International in January 2021.

•	On January 26 and 27, 2026, Vista Argentina paid interest for an amount of 382 corresponding to loan agreements signed with Banco Santander International in April 2024 and January 2025.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

•	On February 2, 2026, Vista Argentina signed a loan agreement with Banco de la Nación Argentina, for an amount of 60,000, at an annual interest rate of 3.50% and an expiration date in July 2026.

•

On February 2, 2026, the Company and its subsidiary Vista Argentina, entered into a series of agreements through the following transactions (collectively, the “Transaction”): (i) the acquisition of 100% of the capital stock of Equinor Argentina S.A.U. (“Equinor”), holder of a 30% working interest in the Bandurria Sur block; (ii) the acquisition of a 50% working interest in the Bajo del Toro block from Equinor Argentina B.V. Sucursal Argentina; and then (iii) the sale of 16.3% of the capital stock of Equinor to YPF S.A. (“YPF”), implying an indirect assignment of a 4.9% working interest of Bandurria Sur; and (iv) the assignment of a 15% working interest of Bajo del Toro block to YPF.

Under the terms of the Transaction, the net price will be paid as follows: (i) 387,000 in cash (550,000 of payments net of 163,000 to be collected from YPF); and (ii) the delivery of 6,223,220 American Depositary Shares representing Vista´s Serie A shares (“ADSs”).

Additionally, the consideration provides for a contingent price payable, if applicable, in five annual installments, without accruing interest, calculated based on the annual working interest production of the assets multiplied by a price per barrel (“bbl”) equal to the average Brent price of the preceding year minus 65 USD/bbl, with no payment due at or below 65 USD/bbl Brent and a cap of 15 USD/bbl at or above 80 USD/bbl Brent.

To finance these transactions, the Company entered into a syndicated credit agreement with Banco Santander, S.A., Citicorp North America, Inc., and Itaú Unibanco S.A., Nassau Branch for up to a total amount of 600,000, which will be determined at the closing of the transaction. The agreement has a 4-year maturity and an annual interest rate of SOFR plus an initial 2.75%.

As of the date of issuance of these interim condensed consolidated financial statements, the Transaction remains subject to antitrust approval from Chilean authorities, required in connection with the export of crude oil to Chile.

•	On January 6 and February 10, 2026, Vista Argentina made payments related to VMOS´s investment for 8,469.

•	On February 11, 2026, Vista Argentina paid interest for an amount of 174 corresponding to ON XXI.

•

On February 19, 2026, Presidential Decree No. 105/2026 was published in the Official Bulletin, establishing a one-year extension as from July 8, 2026, to join the Incentive Regime for large Investments. The decree includes onshore upstream crude oil and natural gas development projects as eligible promoted activities.

The minimum investment amount is set at 600,000. Qualifying projects must be located in areas with no significant development and must ensure segregation and traceability through a separate measurement system in cases where qualifying and non-qualifying activities coexist. As of the date of issuance of these interim condensed consolidated financial statements, the Company is assessing whether this regulation applies to its projects.

There are no other events or transactions between the closing date and the date of issuance of these unaudited interim condensed consolidated financial statements that could significantly affect the Company’s financial position or profit or loss.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

Note 31. Supplementary pro forma financial information (unaudited)

As mentioned in Note 1.2.2 and Note 29, on April 15, 2025, the Company, through its subsidiary Vista Argentina, acquired the 100% of the capital stock of PEPASA, which holds a 50% working interest in La Amarga Chica unconventional concession, located in the Province of Neuquén, Argentina, from Petronas Carigali Canada B.V. and Petronas Carigali International E&P B.V.

The Company has prepared this financial information to comply with the regulatory requirements set forth by the CNBV by Spanish acronym, which have been prepared in accordance with IFRS accounting standards as issued by the IASB. They were prepared on a historical cost basis, except for certain financial assets and liabilities that were measured at fair value.

This pro forma financial information should not be considered a statement, guarantee or suggestion about past or future performance. No person should rely on the usefulness or accuracy of this pro forma financial information, which is disclosed exclusively to comply with the CNBV. To the maximum extent allowed by applicable law, Vista Energy S.A.B. de C.V. and its directors, Board members, employees, affiliates and subsidiaries are released from all liability related to such pro forma information.

This pro forma information has been prepared using most reliable information at the date of these financial statements, which is the annual financial statements of Vista Lach, that do not differ materially from the financial information, or pro-forma financial information, previously included in the Folleto Informativo.

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

31.1 Pro forma consolidated statement of profit or loss and other comprehensive income for the year and for the three-month period ended December 31, 2024 (unaudited)

	Year ended December 31, 2024	Pro forma adjustments	Year ended December 31, 2024 Pro forma	Period from October, through December 31, 2024	Pro forma adjustments	Period from October 1, through December 31, 2024 Pro forma
Revenue from contracts with customers	1,647,768	908,940	2,556,708	471,318	237,627	708,945
Cost of sales:
Operating costs	(116,526)	(56,441)	(172,967)	(36,556)	(16,966)	(53,522)
Crude oil stock fluctuation	1,720	(5)	1,715	3,913	(481)	3,432
Royalties and others	(243,950)	(104,670)	(348,620)	(73,896)	(27,973)	(101,869)
Depreciation, depletion and amortization	(437,699)	(310,654)	(748,353)	(139,618)	(127,875)	(267,493)
Other non-cash costs related to the transfer of conventional assets	(33,570)	—	(33,570)	(8,521)	—	(8,521)

Gross profit	817,743	437,170	1,254,913	216,640	64,332	280,972

Selling expenses	(140,334)	(50,693)	(191,027)	(62,527)	(18,386)	(80,913)
General and administrative expenses	(108,954)	(28,906)	(137,860)	(35,207)	(2,942)	(38,149)
Exploration expenses	(138)	—	(138)	(102)	—	(102)
Other operating income	54,127	492,998	547,125	6,467	(495)	5,972
Other operating expenses	(1,261)	—	(1,261)	(64)	—	(64)
Impairment of long-live assets	4,207	—	4,207	4,207	—	4,207

Operating profit	625,390	850,569	1,475,959	129,414	42,509	171,923

Interest income	4,535	—	4,535	1,375	—	1,375
Interest expense	(62,499)	(25,217)	(87,716)	(25,361)	(8,310)	(33,671)
Other financial income (expense)	23,401	(58,551)	(35,150)	19,259	(32,055)	(12,796)

Financial income (expense), net	(34,563)	(83,768)	(118,331)	(4,727)	(40,365)	(45,092)

Profit before income tax	590,827	766,801	1,357,628	124,687	2,144	126,831

Current income tax (expense)	(426,288)	(130,490)	(556,778)	(106,897)	(17,494)	(124,391)
Deferred income tax benefit	312,982	240,421	553,403	75,981	54,105	130,086

Income tax (expense) benefit	(113,306)	109,931	(3,375)	(30,916)	36,611	5,695

Profit for the year / period, net	477,521	876,732	1,354,253	93,771	38,755	132,526

Other comprehensive income
Other comprehensive income that shall not be reclassified to profit (loss) in subsequent periods
- (Loss) profit from actuarial remeasurement related to employee benefits	(10,200)	—	(10,200)	4,683	—	4,683
- Deferred income tax benefit	3,570	—	3,570	(1,639)	—	(1,639)

Other comprehensive income for the year / period	(6,630)	—	(6,630)	3,044	—	3,044

Total comprehensive profit for the year / period	470,891	876,732	1,347,623	96,815	38,755	135,570

VISTA ENERGY, S.A.B. DE C.V.

Notes to the unaudited interim condensed consolidated financial statements as of December 31, 2025 and 2024 and for the years and for the three-month periods ended December 31, 2025 and 2024

(Amounts expressed in thousands of US Dollars, except otherwise indicated)

31.2 Pro forma consolidated statement of financial position as of December 31, 2024 (unaudited)

	As of December 31, 2024	Pro forma adjustments	As of December 31, 2024 Pro forma
Assets
Noncurrent assets
Property, plant and equipment	2,805,983	1,970,299	4,776,282
Goodwill	22,576	—	22,576
Other intangible assets	15,443	—	15,443
Right-of-use assets	105,333	499	105,832
Biological assets	10,027	—	10,027
Investments in associates	11,906	—	11,906
Trade and other receivables	205,268	134,577	339,845
Deferred income tax assets	3,565	—	3,565

Total noncurrent assets	3,180,101	2,105,375	5,285,476

Current assets
Inventories	6,469	1,563	8,032
Trade and other receivables	281,495	195,320	476,815
Cash, bank balances and other short-term investments	764,307	(571,612)	192,695

Total current assets	1,052,271	(374,729)	677,542

Total assets	4,232,372	1,730,646	5,963,018

Equity and liabilities
Equity
Capital stock	398,064	299,687	697,751
Other equity instruments	32,144	—	32,144
Legal reserve	8,233	—	8,233
Share-based payments	45,628	—	45,628
Share repurchase reserve	129,324	—	129,324
Other accumulated comprehensive income (losses)	(11,057)	—	(11,057)
Accumulated profit (losses)	1,018,877	490,530	1,509,407

Total equity	1,621,213	790,217	2,411,430

Liabilities
Noncurrent liabilities
Deferred income tax liabilities	64,398	151,691	216,089
Lease liabilities	37,638	—	37,638
Provisions	33,058	11,445	44,503
Borrowings	1,402,343	300,000	1,702,343
Employee benefits	15,968	—	15,968
Trade and other payables	—	207,067	207,067

Total noncurrent liabilities	1,553,405	670,203	2,223,608

Current liabilities
Provisions	3,910	12,051	15.961
Lease liabilities	58,022	594	58,616
Borrowings	46,224	(4,890)	41,334
Salaries and payroll taxes	32,656	970	33,626
Income tax liability	382,041	99,023	481,064
Other taxes and royalties	47,715	14,212	61,927
Trade and other payables	487,186	148,266	635,452

Total current liabilities	1,057,754	270,226	1,327,980

Total liabilities	2,611,159	940,429	3,551,588

Total equity and liabilities	4,232,372	1,730,646	5,963,018